UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014
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FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, director Dr. James A. Davis informed the Board of Directors (the “Board”) of First National Corporation (the “Company”) and its wholly owned banking subsidiary, First Bank (the “Bank”), of his intention to retire as a director of the Company and the Bank at the end of his current term and not stand for re-election at the upcoming annual meeting of shareholders on May 12, 2015. Dr. Davis’ decision to not stand for re-election to the Board of Directors of the Company and the Bank is not the result of any disagreement with the Company or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION (Registrant)

Date: December 23, 2014	By:	/s/ M. Shane Bell
Executive Vice President
and Chief Financial Officer